EXHIBIT 5.1

BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON LOS ANGELES	Times Square Tower 7 Times Square New York, New York 10036 TELEPHONE (212) 326-2000 FACSIMILE (212) 326-2061 www.omm.com	NEWPORT BEACH SAN FRANCISCO SHANGHAI SILICON VALLEY TOKYO WASHINGTON, D.C.

January 18, 2006

UAP Holding Corp.

7251 W. 4th Street

Greeley, CO 80634

Re:	Registration of Securities of UAP Holding Corp.

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) of UAP Holding Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 18,645,715 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be sold from time to time by stockholders of the Company identified in the prospectus constituting part of the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and have been validly issued and are fully paid and non-assessable.

The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ O’Melveny & Myers LLP